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                                                            Exhibit 15
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                                               May 6, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                     RE:   Unit Corporation
                                           Registration on Form S-8 and S-3



We are aware that our report dated April 28, 1997 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 1997 and 1996 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                           COOPERS & LYBRAND L. L. P.